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                                EXHIBIT  10.30.


         SUPPLEMENTAL AGREEMENT, dated as of October 31, 1994, between ICN Pharmaceuticals, Inc. a Delaware corporation with principal offices at 3300 Hyland Avenue, Costa Mesa, California 92626, United States of America ("ICN"), ICN Subsidiary Corp., a Delaware corporation ("New Biomedicals"), ICN Merger Corp., a Delaware corporation whose principal office is at 3300 Hyland Ave., Costa Mesa, California 92626, United States of America ("New ICN"), and Ansbacher (Guernsey) Limited, as trustee for Bio Capital Holding (the "Trustee").

         WHEREAS, on January 26, 1987, pursuant to a bond issue agreement ("the Bond Issue Agreement") of the same date between ICN and the Trustee, the Trustee purchased 15 series of Zero Coupon ECU Bonds due each February 17, 1988 through 2002 (the "Bonds") issued by ICN Biomedicals, Inc. ("Biomedicals") and guaranteed by ICN Pharmaceuticals, Inc. ("ICN") pursuant to a Guaranty, dated February 17, 1987 (the "Guaranty");

         WHEREAS, on the date hereof, the aggregate future payments of the Bonds through maturity would be SFr. 17,430,600;

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated August 1, 1994, among New ICN, ICN, Biomedicals, SPI Pharmaceuticals, Inc. and Viratek, Inc., as amended, ICN and certain affiliates of ICN, other than Biomedicals, will be merged (the "ICN Merger") into New ICN and Biomedicals will be merged into New Biomedicals (the "Biomedicals Merger" and together with the ICN Merger, the "Mergers");

         WHEREAS, New ICN will be the surviving corporation of the Merger and New Biomedicals will be the surviving corporation of the Biomedicals Merger and, upon the effectiveness of the Mergers, New ICN will change its name to ICN Pharmaceuticals, Inc. and New Biomedicals will change its name to ICN Biomedicals, Inc.;

         WHEREAS, New ICN desires to assume all obligations of ICN under the Guaranty, the Terms of the Bonds, the Bond Issue Agreement and the Bio Capital Holding Trust Instrument, dated January 26, 1987 (the "Trust Instrument"), between Biomedicals, ICN and the Trustee and New Biomedicals desires to assume all obligations of Biomedicals under the Bonds and the Trust Instrument;

         NOW THEREFORE, in consideration of the premises herein set forth the parties hereto agree as follows:

         1. Assumption. In satisfaction of the requirements of Section 9(f) of the Terms of the Bonds and in consideration of the respective obligations undertaken herein, New ICN hereby expressly and unconditionally agrees to have the rights and assumes any and all obligations of ICN under the Guaranty, the Terms of the Bonds, the Bond Issue Agreement, the Trust Instrument and New Biomedicals hereby expressly and unconditionally assumes any and all obligations of Biomedicals under the Terms of the Bonds and the Trust Instrument.

         2. Release. The Trustee shall release ICN from its obligation to the Trustee under the Terms of the Bonds, the bond Issue Agreement, and the Trust Instrument and ICN shall release the Trustee from its obligations to ICN thereunder and the Trustee and ICN shall each be released from further obligations tot he other thereunder and their respective rights against each other shall be discharged.

         3. Confirmation. The Guaranty, the Terms of the Bonds and the Trust Instrument (mutatis mutandis) are in all respects confirmed and preserved.

         4. Effectiveness. Subject to clause 5 hereof, this Agreement shall become effective immediately upon the filing of the Certificates of Merger evidencing the Mergers with the Secretary of State of the State of Delaware - ("the Merger Date").


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         5. Conditions Precedent.  This Agreement shall be conditional upon there having been delivered to the Trustee on or prior to the Merger Date in agreed form an opinion from Richards, Layton & Finger relating to the Merger and such other resolutions, consents, authorities, agreements and documents relating to this Agreement as the Trustee may reasonably require.

         6. Counterparts. This Supplemental Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         7. Governing Law. This Supplemental Agreement shall be construed in accordance with and governed by the laws of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed, as of the date and year first above written.

                                        ICN MERGER CORP.


                                        By:
                                           ------------------------------------
                                           Name:    John E. Giordani
                                           Titles:  Director and Vice President


                                        ICN BIOMEDICALS, INC.


                                        By:
                                           ------------------------------------



                                        ICN SUBSIDIARY CORP.


                                        By:
                                           ------------------------------------



                                        ANSBACHER (GUERNSEY) LIMITED,
                                        as trustee for Bio Capital Holding

                                        By:
                                           ------------------------------------


                                        ICN PHARMACEUTICALS, INC.

                                        By:
                                           ------------------------------------

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